UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2009

YASHENG ECO-TRADE CORPORATION.
(Exact name of registrant as specified in charter)

elaware	001-12000	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 461-3559

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On August 26, 2009, Yasheng Eco-Trade Corporation (the “Company”) entered into an agreement with Yasheng Group, a California corporation (“Group”), pursuant to which the Company agreed to acquire 49% of the outstanding securities (the “Yasheng Logistic Securities”) of Yasheng (the United States) Logistic Service Company Incorporated (“Yasheng Logistic”), a California corporation and a wholly owned subsidiary of Group.  In consideration of the Yasheng Logistic Securities, the Company will issue Group 100,000,000 restricted shares of common stock of the Company (the “Company Shares”).  The Company is required to issue the Company Shares and Yasheng Logistic is required to issue the Yasheng Logistic Securities within 32 days of the Agreement.  Further, Group has agreed to cancel the 50,000,000 shares of the Company that were previously issued to Group.

The sole asset of Yasheng Logistic is the certificate of approval for Chinese enterprises investing in foreign countries granted by the Ministry of Commerce of the People’s Republic of China.

(a)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Agreement between Yasheng Eco-Trade Corporation and Yasheng Group dated August 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YASHENG ECO-TRADE CORPORATION

By:	/s/ Yossi Attia
Name:	Yossi Attia
Title:	Chief Executive Officer

Date:	August 26, 2009
Beverly Hills, California